UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

STEIN MART, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 21, 2020

FOR IMMEDIATE RELEASE

Stein Mart, Inc. to Report Fourth Quarter and Fiscal 2019 Results March 11, 2020

JACKSONVILLE, Fla. – Stein Mart, Inc. (NASDAQ: SMRT) plans to release its fourth quarter and fiscal 2019 financial results after the U.S. financial markets close on Wednesday, March 11, 2020. In light of the Company’s pending merger with an affiliate of Kingswood Capital Management, L.P., the Company will not be hosting an investor conference call following the release of its financial results.

About Stein Mart
Stein Mart, Inc. is a national specialty omni off-price retailer offering designer and name-brand fashion apparel for him, for her and now for Kids!, home décor, accessories and shoes at everyday discount prices. Stein Mart provides real value that customers love every day. The company operates 282 stores across 30 states. For more information, please visit www.SteinMart.com.

Additional Information and Certain Information Regarding Participants
In connection with the proposed merger transaction, the Company will file with the SEC a proxy statement on Schedule 14A and may file other documents with the SEC regarding the proposed transaction. This press release is not a substitute for the proxy statement or any other document that the Company may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by contacting Kingsdale Advisors by telephone at 1.866.581.1479 toll-free in North America (+1.416.867.2272 for collect calls outside of North America) or by e-mail at contactus@kingsdaleadvisors.com.

Certain Participant Information
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, in the Company is contained in the Company’s Definitive Annual Meeting Proxy Statement filed with the SEC on May 7, 2019. You may obtain a free copy of this document as described in the preceding paragraph. Investors may obtain additional information regarding the direct and indirect interests of the Company and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Contact:
Linda L. Tasseff
Director of External Communications
and Investor Relations
ltasseff@steinmart.com
904-858-2639
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